UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 7, 2005


                                BIONUTRICS, INC.
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             (Exact name of registrant as specified in its charter)



             Nevada                        0-22011              86-0760991
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


     2415 East Camelback Rd., Suite 700, Phoenix, AZ               85016
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        (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (602) 508-0115


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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item. 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On October 3, 2005, the Registrant entered into a Placement Agency Agreement with Indigo Securities LLC, a Delaware limited liability company ("INDIGO") whereby, Indigo agreed to act as the Registrant's agent in connection with (i) the sale by the Registrant of from $5,000,000 to $10,000,000 million, face amount of the Company's 10% Senior Notes, to be offered together with warrants, (ii) the sale (the "BRIDGE FINANCING") by the Registrant of up to $2,500,000, face amount of the Company's 9% Convertible Bridge Notes (the "BRIDGE NOTES"), to be offered together with warrants (the "BRIDGE WARRANTS") and (iii) the sale by the Company of up to $5 million of Series A Convertible Preferred Stock ("SERIES A PREFERRED STOCK") of the Company together with warrants, all of which will be offered on terms and conditions agreed upon by the Parties.

         On October 3, 2005, the Registrant successfully closed a bridge financing in the amount of $1,590,500. As per the Placement Agency Agreement, the Placement Agent is to receive a cash fee equal to (i) 9% of the aggregate purchase price of the Bridge Notes sold at such closing and payable at each closing plus (ii) 9% of the proceeds to the Company upon the exercise of the Bridge Warrants issued in connection with the Bridge Round. The Placement Agent is not to receive an additional cash fee upon the conversion of the Bridge Notes into equity.

         The Bridge Notes are convertible into shares of Series A Preferred Stock at a conversion price of $3.00 per share and matures eighteen months from the date the Bridge Note is issued.

         The Bridge Warrants are exercisable for three (3) years from the date of issuance and are subject to adjustment for, among other things, stock splits, reverse stock splits, stock dividends, and recapitalizations.

         The resale of the shares of common stock issuable directly and indirectly upon the conversion or exercise of the securities issued in the Bridge Financing shall be subject to the registration rights to be granted to investors in the Registrant's offering of Series A Preferred Stock.

         On October 3, 2005, the Registrant entered into Amendment No. 3 to the Technology License Agreement ("Agreement"), dated as of March 16, 2005, as amended June 30, 2005 and August 25, 2005, by and between the Registrant and Nostrum Pharmaceuticals, Inc. ("Nostrum") whereby, Nostrum agreed to waive each and every right of termination set forth in the Agreement by deleting each of
Section 9.3 and Section 9.6(a) in their entireties and replacing such sections with the word "Reserved." In consideration of such waiver of termination rights, the Registrant has agreed to assume and discharge Nostrum's obligation to pay Enem Nostrum Remedies Pvt. Ltd. $1,500,000 for its work in development of certain pharmaceutical products which were previously invoiced to Nostrum. See Registrant's Form 8K filed with the United States Securities and Exchange Commission on October 3, 2005.

Item 8.01      OTHER EVENTS

         On September 15, 2005, the Board of Directors of the Registrant approved an increase in Ronald H. Lane's annual compensation from $202,947 per year to $400,000 per year which became effective October 3, 2005. The Board approved the salary increase in recognition of Mr. Lane's service as Chairman, President and Chief Executive Officer of the Registrant. Mr. Lane abstained from authorizing his compensation increase in the Board of Director's written consent.

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Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

     10.1 Placement Agency Agreement, dated as of October 3, 2005, by and between Bionutrics, Inc. and Indigo Securities LLC*

     10.2      Form of Subscription Agreement for the Bridge Financing*

     10.3      Form of 9% Convertible Bridge Notes*

     10.4      Form of Registration Rights Agreement*

     10.5      Form of Bridge Warrants*

     10.6 Amendment No. 3 to Technology License Agreement, dated as of March 16, 2005, as amended June 30, 2005, August 25, 2005 and October 3, 2005, by and between Bionutrics, Inc. and Nostrum Pharmaceuticals, Inc.*

     *         To be filed by amendment.




















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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: October 7, 2005

                                               BIONUTRICS, INC.

                                               By:      /s/ Ronald H. Lane
                                                        ------------------------
                                               Name:    Ronald H. Lane, PhD.
                                               Title:   President